MANUFACTURING SERVICES AGREEMENT


This Manufacturing Services Agreement ("Agreement) is entered into by ("CONCIERGE, INC."), 531 Main St., PMB 963, El Segundo, California 90245 and XeTel Corporation ("XeTel"), 2105 Gracy Farms Lane, Austin, Texas 78768. This Agreement specifies the terms and conditions which shall apply to the manufacturing services to be provided by XeTel to CONCIERGE, INC. during the Term of this Agreement.

1.      TERM.   This  Agreement becomes  effective on the later of the signature dates of the parties, and continues in effect until the date of termination.

2. SERVICES PROVIDED. This Agreement applies to all Purchase Orders and other communications regarding the service provided unless this Agreement is explicitly referenced by title and Effective Date with regarding to any exception to these terms and conditions. This Agreement is not an authorization for XeTel to begin services.

3.      DELIVERY
        --------

        a. XeTel shall make deliveries according to the mutually agreed upon schedule within a window of plus five (5) or minus five (5) working days. Deliverables will be shipped F.O.B. XeTel's manufacturing facility.

        b.     Any claims for  alleged  discrepancies  must be given  within ten
               (10) working days of the shipment or such claim is deemed waived by CONCIERGE, INC.

4.      CREDIT AND PAYMENT TERMS
        ------------------------

        4.1    Payment method: All payments will be in US dollars.

        4.2    Payment terms:

        4.2.1. Payments for services performed under this Agreement are due and payable promptly Net thirty (30) days after date of invoice.

        4.2.2. If CONCIERGE, INC. becomes delinquent in payments to XeTel, XeTel may do the following after notifying CONCIERGE, INC. in writing and allowing CONCIERGE, INC. five (5) working days to resolve said issues:

               i. Charge interest at one and one-half percent (1-1/2%) per month, but in no event shall the interest charged be higher than the highest rate for which the parties may legally contract; and/or

                                                                    Exhibit 10.1
                                                              Page 1 of 10 Pages

               ii. Withhold shipment of products/services until all of CONCIERGE, INC.'s obligations have been brought current. CONCIERGE, INC. will be given a reasonable amount of time to bring invoices current prior to being placed on credit hold. If XeTel elects to withhold shipment, CONCIERGE, INC. is not relieved of any obligations hereunder; and/or

               iii.   Change credit terms and/or reporting frequency;

               iv.    Pursue legal  remedies to collect the delinquent payments.

        4.3 XeTel shall review CONCIERGE, INC.'s credit terms on a quarterly basis and/or upon delinquent payments by CONCIERGE, INC. Net 30-day terms are subject to maintaining satisfactory liquidity ratios, debt to equity ratios, and prompt payment of invoices.
               CONCIERGE, INC. shall provide to XeTel quarterly financial statements prepared in accordance with generally accepted accounting principles within 30 days of each quarter end.

5. COORDINATION. Each party shall designate a Coordinator to represent that party in the implementation of this Agreement. CONCIERGE, INC. has identified Allen Kahn as its Coordinator, and XeTel has identified Norman E. O'Shea as its Coordinator. Either party may change its Coordinator by written notice to the other party.

6.      ENGINEERING CHANGE ORDERS.   CONCIERGE, INC.  may  initiate  Engineering
        Change Orders (ECOs) in accordance with the following:

        a. CONCIERGE, INC. shall notify XeTel of the proposed ECO in writing, including the documentation for the change to support XeTel's research of the impact of the proposed ECO.

        b. XeTel, upon receipt of the notice, will make its best effort to review all costs impacted within five (5) working days. All cost impacts and material availability issues will be reviewed and agreed upon with CONCIERGE, INC. to enable CONCIERGE, INC. to issue a purchase order for the charges prior to implementation.

        c. Emergency ECOs will be implemented immediately at CONCIERGE, INC.'s request and CONCIERGE, INC. will be liable for such costs pertaining to the emergency ECO.

        d. CONCIERGE, INC. shall be charged an implementation fee of $250 for each ECO it generates to cover costs associated with documentation changes. These fees will be waived if

                                                                    Exhibit 10.1
                                                              Page 2 of 10 Pages

               CONCIERGE, INC. has exceeded $5,000,000 in revenue with XeTel in the prior quarter.

7.      PRICING
        -------

        a. All XeTel pricing for a particular product/service will be based on a twelve (12) month forecast provided by CONCIERGE, INC. This forecast should include a description of the product/service to be purchased, quantity, and estimated delivery dates.

        b. This pricing is firm for a twelve (12) month period from the date of XeTel's acceptance of CONCIERGE, INC.'s Purchase Order, except for Paragraph 7d, and shall be renegotiated at the end of the period.

        c. If the actual quantity of products/services ordered for delivery during the twelve (12) month period is lower than the Annual Forecast quantity, CONCIERGE, INC. may be subject to XeTel/CONCIERGE, INC. supplier billbacks.

        d. At any time, in the event of extraordinary increases or decreases in the market price of fuels, materials, raw materials, equipment, labor and other production costs, XeTel and CONCIERGE, INC. can renegotiate in good faith with the other party the price of goods not yet shipped or services to be performed. If, in good faith, agreement is not reached, either party has the right to terminate the specific service(s) or the entire Agreement subject to the appropriate termination/cancellation charges set out in Paragraphs 8 and 15 of this Agreement.

8.      PURCHASE ORDERS, FORECASTS, RESCHEDULES, AND CANCELLATIONS
        ----------------------------------------------------------

        a. Purchase Orders shall be placed a minimum of three months (3) months in advance of delivery time. At any point in time,
               CONCIERGE, INC. shall have a minimum of four (4) months of purchase orders placed with XeTel. Also, CONCIERGE, INC. will provide to XeTel an additional eight (8) months forecast to be updated each month. XeTel will purchase materials in accordance with the purchase order and the forecast based on the mutually agreed upon lead-time and inventory buy policy. CONCIERGE, INC. is liable for material purchased, particularly NCNR and custom/unique items, if there is a schedule reduction or cancellation. CONCIERGE, INC. is also liable for all material purchased due to minimum buy quantifies including standard tape and reel quantities.

        b. In the event that CONCIERGE, INC. requests an expedited order within the three (3) month window; a fee of $2,500 will be charged to place or expedite material purchase orders in an attempt to comply with such a request. Any such request will be accompanied by a purchase order for

                                                                    Exhibit 10.1
                                                              Page 3 of 10 Pages

               XeTel to initiate this process. After receipt of the purchase order covering the expedite charge, XeTel will make its best effort to meet CONCIERGE, INC.'s requested delivery date and will notify CONCIERGE, INC. within ten (10) business days of its ability to meet such a requested delivery date. Such charge shall apply independent of XeTel's ability to meet the expedited delivery date.

        c. CONCIERGE, INC. may reschedule deliveries on orders that are due thirty (30) days or more from the date such change notice is received by XeTel provided that:

               (i)    Material   and    manufacturing    capacity    permitting,
                      reschedules are allowed according to the following:

                      Deliveries within            Order adjustments allowed
                      0-30 days                    Firm orders; no changes
                      31-60 days                   +/- 25% Order adjustment
                      61-90 days                   +/- 60% Order adjustment
                      >90 days                     +/- 100%

               (ii) If such reschedule of delivery represents a delay in shipment, the reschedule cannot be for more than sixty
                      (60) days from the original delivery date and CONCIERGE, INC. agrees to provide XeTel an inventory prepayment by the fifteenth day of each month equal to the amount of on-hand inventory on the last day of each prior fiscal month, if the on-hand inventory amount exceeds the material value for orders to be produced in the subsequent month. XeTel agrees to repay CONCIERGE, INC.'s prepaid amounts by the fifteenth of the month to the extent on-hand inventory is balanced with production requirements. CONCIERGE, INC. agrees to commence inventory prepayments over the term of this Agreement and its renewals upon XeTel's reasonable written request. In the event of a schedule push-out, XeTel agrees to carry out all reasonable actions necessary to minimize CONCIERGE, INC.'s inventory liability including, as allowed by XeTel's suppliers, rescheduling, returning and/or restocking inventory to coincide with the new schedule.

            (iii) No more than two reschedules may be implemented per purchase order and the new delivery cannot be, in any case, later than sixty (60) days from the original delivery date stated on the purchase order. Any orders rescheduled for more than sixty (60) days will be considered a cancellation and the terms in Paragraph 8c will apply. If a reschedule represents an acceleration or increase, XeTel will make its best effort to meet such request, subject

                                                                    Exhibit 10.1
                                                              Page 4 of 10 Pages
                      to material availability and manufacturing capacity. Any additional costs, including but not limited to materials, expedite fees, purchase price variances and labor incurred by XeTel to meet CONCIERGE, INC.'s request will be the liability of CONCIERGE, INC.

        c. CONCIERGE, INC. may cancel any order scheduled for delivery more than ninety (90) days from the date such cancellation notice is given to XeTel, however CONCIERGE, INC. will make payment to XeTel for all material acquired or restocked for the manufacture of CONCIERGE, INC.'s products plus a handling charge of 10% for the canceled product. However, XeTel will make its best effort to mitigate such liability.

9. APPROVED VENDORS LIST. XeTel will follow CONCIERGE, INC.'s Approved Vendor List (AVL) for all component parts purchased on behalf of CONCIERGE, INC. CONCIERGE, INC.'s AVL must be provided to XeTel in writing prior to any purchase being made and such AVL should be updated by CONCIERGE, INC. monthly. In the event that XeTel offers alternatives to CONCIERGE, INC.'s AVL, the alternative must be approved in writing by CONCIERGE, INC. prior to beginning any production at XeTel's facility on behalf of CONCIERGE, INC.

10. RELIANCE ON DESIGN(S). CONCIERGE, INC. acknowledges and recognizes that XeTel must rely on the design that CONCIERGE, INC. furnishes to XeTel to manufacture the CONCIERGE, INC. product, therefore if the product is defective due to the inaccuracy of CONCIERGE, INC. design then CONCIERGE, INC. agrees that XeTel shall be paid its original contracted price for the product that is defective due to the CONCIERGE, INC. design error.

11.     WARRANTY
        --------

        THE FOLLOWING ARE IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND OF ANY OTHER WARRANTY OBLIGATION ON THE PART OF XETEL.

        a. XeTel warrants the workmanship and XeTel furnished material used for the products/services delivered under this Agreement to be free from defects within the limits of the test provisions and to conform to the XeTel Workmanship Standards for a period of ninety
               (90) days from date of shipment to CONCIERGE, INC. At a minimum a suitable electrical test is required for all assemblies by XeTel, and for printed circuit board assemblies, in-circuit test is the minimum electrical test.

                                                                    Exhibit 10.1
                                                              Page 5 of 10 Pages

        b. This warranty does not apply to material which becomes defective due to CONCIERGE, INC.'s alteration or repair or to material which is subjected to misuse, negligence or stress due to the electrical circuit/system design or malfunction, or to any product or component design related issues.

        c. Defective goods as defined in 11.a. above will be repaired or replaced by XeTel free of cost, if returned to XeTel within the thirty (30) days after the end of the warranty period. Goods returned after this period will be repaired or replaced for a charge to be negotiated. This section sets out CONCIERGE, INC.'s sole remedies for any defect in the goods. XeTel and CONCIERGE, INC. must mutually agree if a debit can be taken against product returned by CONCIERGE, INC.

        d. The foregoing warranties are not transferable and may not be relied upon or enforced by any person other than CONCIERGE, INC.

12.     QUALITY AND WORKMANSHIP.    All work  performed by  XeTel for CONCIERGE,
        INC.'s product shall conform to IPC-A-610 latest revision, Class 2.

13. RETURN MATERIAL AUTHORIZATION. If product is found to be defective per this Agreement, CONCIERGE, INC. will notify XeTel and XeTel will provide a Return Material Authorization (RMA) number prior to CONCIERGE, INC. returning the product. XeTel will attempt to provide an RMA number within forty-eight (48) hours.

14. CONCIERGE, INC. REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION. CONCIERGE, INC. hereby represents and warrants, and also acknowledges that XeTel is relying on such representations and warranties, that the design(s) for CONCIERGE, INC.'s product(s) which CONCIERGE, INC. furnished to XeTel is the original creation of CONCIERGE, INC. or CONCIERGE, INC. has obtained such rights from the original creator to disclose the design(s) to XeTel and also that the manufacture of this product by XeTel will not violate or infringe upon any patent, trade secret, copyright or any other proprietary or other right of any third party. CONCIERGE, INC. also agrees to defend, indemnify, and hold XeTel, its officers, directors, employees and agents harmless from and against any losses, costs (including attorney's fees), claims, demands, actions, damages, expenses, liabilities, or injuries arising out of or in any way related to any alleged infringement of any patent, trade secret, copyright, or other proprietary or other right of any third party relating to the product design.

                                                                    Exhibit 10.1
                                                              Page 6 of 10 Pages

15.     TERMINATION
        -----------

        a. Either party may terminate by written notice this Agreement for convenience with one hundred eighty (180) days notice.

        b. Either party may terminate by written notice this Agreement for cause if any material or unreasonable default by the other party remains uncured for more than thirty (30) days or if the other party files or has filed against it any bankruptcy, insolvency or receivership proceeding. The written notice shall specify the conditions constituting the default and the corrective action, if any, to cure such default.

        c.     In the event of termination, CONCIERGE, INC. shall be liable for:
               1) direct cost of scheduled work-in-process for CONCIERGE,  INC.,
               2) direct cost of all inventory required for this work, 3) direct cost of all non-cancelable Purchase Orders, 4) cancellation and/or restocking charges on Purchase Orders placed on behalf of CONCIERGE, INC., and 5) labor costs expended in procuring (including rescheduling and/or cancellation), handling (including internal restocking), preparing and/or processing material associated with CONCIERGE, INC.'s products/services. XeTel will pay for packaging expenses and CONCIERGE, INC. will pay for freight expenses.

        d. In the event of termination, each party shall prepare for an orderly termination of this Agreement and return to the owning party its materials, equipment, records, and specifications.

16.     CONFIDENTIALITY/NON-DISCLOSURE

        a. All information obtained by either party in connection with this Agreement and which is identified as confidential or proprietary to the other party shall be maintained in confidence.

        b. The parties shall not disclose the existence of this Agreement or its terms to others, except as may be necessary to enforce the terms of this Agreement.

        c. Each party agrees not to disclose to the other party the confidential or proprietary information of others.

        d. Within thirty (30) days after the termination or expiration of the Agreement, both parties shall forward to the other party all confidential information belonging to the other party which may be in its possession. Thereafter, both parties shall make no further use, either directly or indirectly, of any such confidential information.

                                                                    Exhibit 10.1
                                                              Page 7 of 10 Pages

        e. The only rights or licenses which either party may claim as being granted hereunder are those which are expressly granted hereunder, and no rights or licenses are conveyed to either party or to any third party by implication, waiver or estoppel.

17. LIMITATION OF LIABILITY. In no event shall XeTel be liable for special, collateral, indirect, exemplary, incidental or consequential damages for breach or any other provisions of this Agreement, including without limitation, those provisions regarding warranties, guarantees, indemnities, and patent infringement, such damages to include but not be limited to, costs of removal and reinstallment of goods or items, loss of good will, loss of profits, or loss of use. This limitation will apply even if XeTel has been advised of the possibility of such damages.

18.     FORCE MAJEURE.   Neither  party  shall  be  liable  for  any  delay   in
        performance or failure to perform, in whole or in part, when due to labor dispute, strike, war or act of war (whether an actual declaration is made or not), insurrection, riot, civil commotion, act of public enemy, accident, fire, flood, or other act of God, act of any government authority, judicial action, or similar causes beyond the reasonable control of such party. If an event of force majeure occurs, the other party shall be immediately notified.

19. RELATIONSHIP OF PARTIES. XeTel shall be deemed to be an independent contractor of CONCIERGE, INC. and therefore not an agent or employee of CONCIERGE, INC. CONCIERGE, INC. acknowledges that XeTel may from time to time use additional subcontractors to complete the product and hereby gives approval to XeTel to use such other subcontractors.

20. WAIVER. No failure or delay on the part of either party hereto in exercising any right or remedy under the Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy. No provision of the Agreement may be waived except in writing signed by such party granting the waiver.

21. TAXES. CONCIERGE, INC. shall be responsible for and pay all taxes or other similar costs imposed on XeTel by any jurisdiction as a result of or in connection with the services performed or products or products provided by XeTel hereunder.

22. SEVERABILITY. If any term or provision of this Agreement or the application of this Agreement to any person, entity or circumstance is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remainder of this Agreement shall not be affected, but shall be valid and enforceable as if the invalid term, condition or provision were not a part of this Agreement.


                                                                    Exhibit 10.1
                                                              Page 8 of 10 Pages

23. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

24.     SUPERSEDING EFFECT

        a. This Agreement, including all attachments, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understanding and agreements, either oral or written, between the parties or any official or representative hereof. This Agreement shall be modified only in writing and signed by authorized representatives of the parties.

        b. Any term, condition and/or provision of CONCIERGE, INC.'s Purchase Order or other documentation, which is in any way inconsistent with or in addition to these terms, shall not be binding upon XeTel unless accepted by XeTel in writing. The submission of a Purchase Order to XeTel or retention by CONCIERGE, INC. of any goods or services delivered hereunder shall be conclusively deemed acceptance of the terms hereof. XeTel's failure to object to terms contained in any communication fromCONCIERGE, INC. will not be an acceptance thereof or a waiver of the terms hereof.

25. NON-ASSIGNMENT. This Agreement may not be assigned without prior written agreement and approval of the other party.

26. APPLICABLE LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Texas. The exclusive jurisdiction for any legal proceeding arising from this Agreement shall be the courts of Texas. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

27.     NOTICES.   All  required or  permitted notices will be given by personal delivery, registered U.S. mail or Federal Express to the addresses listed above.

The parties execute this Agreement to be effective on the later of the dates referenced below.

XeTel Corporation                            CONCIERGE, INC.


By: /s/ Norman E. O'Shea                     By: /s/ Allen E. Kahn
    -------------------------------              -------------------------------

                                                                    Exhibit 10.1
                                                              Page 9 of 10 Pages

Name:   Norman E. O'Shea                           Name:   Allen E. Kahn
Title:  Vice President &                           Title:  President
        General Manager

Date:   7/21/2000                                   Date:  7/21/00

Rev.    01/00

                                                                    Exhibit 10.1
                                                             Page 10 of 10 Pages